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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 12 to Registration Statement No. 33-37439 on Form N-1A of our report dated May 2, 2001 appearing in the March 31, 2001 Annual Report of CMA Treasury Fund, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
July 9, 2001